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                                                                      EXHIBIT 11

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                    YEAR ENDED DECEMBER 31,
                                                             --------------------------------------
                                                               1998          1997           1996
                                                             --------     ---------       ---------
                                                                          (RESTATED)      (RESTATED)
Basic earnings per share calculation:

      Earnings before extraordinary loss                     $105,692      $ 49,008       $ 29,241
      Extraordinary loss, net of applicable income tax
        benefit of $1,180                                          --        (1,700)            --
                                                             --------      --------       --------
      Net earnings                                           $105,692      $ 47,308       $ 29,241
                                                             ========      ========       ========
          Weighted average shares                              27,921        23,355         20,426
                                                             ========      ========       ========
Basic earnings per share
      Earnings before extraordinary loss                     $   3.79      $   2.10       $   1.43
      Extraordinary loss                                           --          (.07)            --
                                                             --------      --------       --------
      Net earnings                                           $   3.79      $   2.03       $   1.43
                                                             ========      ========       ========
Diluted earnings per share calculation:

      Earnings before extraordinary loss                     $105,692      $ 49,008       $ 29,241
      Plus: Impact of assumed conversion of LYONs               2,463         3,142          3,196
                                                             --------      --------       --------
      Earnings before extraordinary loss plus
        assumed conversion                                    108,155        52,150         32,437
      Extraordinary loss, net of applicable income tax
        benefit of $1,180                                          --        (1,700)            --
                                                             --------      --------       --------
      Net earnings plus assumed conversions                  $108,155      $ 50,450       $ 32,437
                                                             ========      ========       ========

      Weighted average shares                                  27,921        23,355         20,426
      Plus: Incremental shares from assumed conversions
        LYONs                                                   3,694         5,008          5,272
        Options                                                 1,859         1,236            733
                                                             --------      --------       --------
      Dilutive potential shares                                33,474        29,599         26,431
                                                             ========      ========       ========
Diluted earnings per share
      Earnings before extraordinary loss plus
        assumed conversions                                  $   3.23      $   1.76       $   1.23
      Extraordinary loss                                           --         (0.06)            --
                                                             --------      --------       --------
      Net earnings                                           $   3.23      $   1.70       $   1.23
                                                             ========      ========       ========
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